Exhibit 99.1

545 E. JOHN CARPENTER FREEWAY, SUITE 1300 IRVING, TX 75062 PH: 972-444-4900 WWW.FELCOR.COM NYSE: FCH
For Immediate Release:
FELCOR REPORTS THIRD QUARTER 2015 EARNINGS
• Board authorizes $100 million common stock repurchase program
• Same-store RevPAR increased to 7.0%
• Same-store EBITDA increased 14.9%

IRVING, Texas, October 27, 2015 - FelCor Lodging Trust Incorporated (NYSE: FCH) today reported results for the third quarter ended September 30, 2015.
Third Quarter Highlights

•	Same-store RevPAR increased 7.0% over the same period in 2014. Same-store RevPAR increased 10.0% in September.

•	Hotel EBITDA margins increased 225 basis points over the same period in 2014.

•	Adjusted FFO per share increased to $0.25 from $0.21 in the prior year.

•	Adjusted EBITDA was $65.1 million and same-store Adjusted EBITDA increased by $8.2 million, or 14.9%, to $63.5 million compared to the same period in 2014.

•	Net loss per share was $0.10.

•	Sold two hotels for aggregate gross proceeds of $41.5 million.

“We are pleased with our progress this year. We have completed the non-strategic asset sale program and are realizing the returns from our repositioning and renovation efforts. We have created a high-quality and well-positioned portfolio that will continue to outperform the industry. We also completed several balance sheet initiatives that lowered our cost of debt, created the best debt maturity profile in the industry and will allow us to pursue opportunities that best drive stockholder value,” said Richard A. Smith, President and Chief Executive Officer of FelCor.
Mr. Smith added, “We remain optimistic about the future of the lodging industry.  Although there were pockets of volatility during the quarter, we believe they do not reflect a lasting trend.  September was particularly strong, with 10% RevPAR growth, as corporate travel bounced back solidly from a mid-quarter slow down.  We expect demand growth to continue to outpace new supply, especially in our markets.  This dynamic will allow us to continue to increase ADR across our portfolio.”

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FelCor Lodging Trust Incorporated Third Quarter 2015 Operating Results
October 27, 2015

Third Quarter Hotel Results

	Third Quarter
	2015	2014	Change
Same-store hotels (39)
RevPAR	$153.70	$143.71	7.0%
Total hotel revenue, in millions	$212.8	$199.5	6.7%
Hotel EBITDA, in millions	$66.9	$58.3	14.9%
Hotel EBITDA margin	31.5%	29.2%	225 bps

RevPAR for our 39 same-store hotels increased 7.0% (to $153.70) from the same period in 2014. The change reflects a 6.2% increase in ADR (to $190.19) and a 0.7% increase in occupancy (to 80.8%). Hotel EBITDA for our 39 same-store hotels increased by 14.9% to $66.9 million and Hotel EBITDA margin was 31.5% during the quarter, a 225 basis point increase.
RevPAR for our 39 same-store hotels increased 9.1% in July, 1.9% in August and 10.0% in September. Corporate transient and group room nights decreased in August, which led to a 2.4% decline in occupancy. Occupancy in September increased 4.6%. RevPAR in September was above our expectations, as demand trends rebounded significantly.

RevPAR for the eight Wyndham hotels (which we converted from Holiday Inn on March 1, 2013) increased 13.0% (to $142.70) from the same period in 2014. We expect revenue and EBITDA at these properties will continue to grow meaningfully this year because of their recent renovations and repositioning to the upper-upscale segment. Wyndham Worldwide Corporation has guaranteed the minimum annual NOI for these hotels through 2023. We recorded $258,000 of the guaranteed amount in the quarter.
See page 14 for hotel portfolio composition and pages 15-17 and 21-22 for more detailed hotel portfolio operating data.
Third Quarter Operating Results

	Third Quarter
$ in millions, except for per share information	2015	2014	Change
Same-store Adjusted EBITDA	$63.5	$55.3	14.9%
Adjusted EBITDA	$65.1	$61.1	6.6%
Adjusted FFO per share	$0.25	$0.21	$0.04
Net income (loss) per share	$(0.10)	$0.50	$(0.60)
Same-store Adjusted EBITDA increased 14.9% to $63.5 million from the same period in 2014. Adjusted EBITDA (which includes Adjusted EBITDA from sold hotels) was $65.1 million.
Adjusted FFO was $35.7 million ($0.25 per share), compared to $26.7 million ($0.21 per share) for the same period in 2014. Net loss attributable to common stockholders was $14.5 million ($0.10 per share) in 2015, compared to net income of $62.7 million ($0.50 per share) for the same period in 2014. Net loss for the third quarter 2015 included a $20.9 million impairment charge. Net income in 2014 included $29.6 million of net gain on the sale of consolidated hotels, a $30.2 million gain on the sale of our interest in unconsolidated hotels, and a $20.7 million gain on the fair value remeasurement of previously unconsolidated hotels.

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FelCor Lodging Trust Incorporated Third Quarter 2015 Operating Results
October 27, 2015

Year-to-Date Operating Results
RevPAR for our 39 same-store hotels increased 9.0% (to $148.05) from the same period in 2014. The change reflects a 6.4% increase in ADR (to $187.60) and a 2.5% increase in occupancy (to 78.9%). Hotel EBITDA for our 39 same-store hotels increased 17.5% to $191.1 million, and Hotel EBITDA margin for these properties increased 222 basis points to 30.5%.
Same-store Adjusted EBITDA increased 19.3% to $177.8 million from the same period in 2014. Adjusted EBITDA (which includes Adjusted EBITDA from sold hotels) increased 7.7% to $184.7 million from the same period in 2014.
Adjusted FFO was $93.3 million ($0.68 per share), compared to $63.7 million ($0.51 per share) for the same period in 2014. Net loss attributable to common stockholders was $34.7 million ($0.26 per share) in 2015, compared to a net income of $52.8 million ($0.43 per share) for the same period in 2014. Net loss in 2015 included $30.9 million in debt extinguishment charges and a $20.9 million impairment charge offset by a $19.9 million net gain on the sale of consolidated hotels (including discontinued operations) and a $7.1 million gain on sale of an unconsolidated joint venture. Net income in 2014 included $51.0 million of net gain on the sale of consolidated hotels, a $30.2 million gain on the sale of our interest in unconsolidated hotels, and a $20.7 million gain on the fair value remeasurement of previously unconsolidated hotels.
EBITDA, Adjusted EBITDA, Same-store Adjusted EBITDA, Hotel EBITDA, Hotel EBITDA margin, FFO, Adjusted FFO and Adjusted FFO per share are all non-GAAP financial measures. See our discussion of “Non-GAAP Financial Measures” beginning on page 17 for a reconciliation of each of these measures to the most comparable GAAP financial measure and for information regarding the use, limitations and importance of these non-GAAP financial measures.
Portfolio Management
During the third quarter, we completed the final phase of our portfolio repositioning program. Since December 2010, we have sold 40 non-strategic hotels for total gross proceeds of $844 million (which reflects our pro rata share from disposing of joint venture hotels).
During the third quarter, we sold two hotels - the Holiday Inn Orlando-Airport and the Embassy Suites Chicago-Lombard (for gross proceeds of $14 million and $28 million, respectively). Proceeds from the asset sales were used to repay debt.
We continually strive to increase long-term stockholder value. As part of this on-going pursuit, we look for opportunities to recycle capital that can be redeployed to achieve superior returns. In accordance with our strategy, our Board has approved the sale of four hotels (inclusive of selling a minority interest in one hotel), which we will begin marketing shortly. We are taking advantage of favorable current market pricing and expect these hotels to be sold at high multiples to current EBITDA. Net proceeds from future asset sales will be used to repurchase stock, fund high-ROI redevelopments, repay debt and fund other growth opportunities.

Our discussions have begun with Morgans Hotel Group regarding their management of our Morgans and Royalton hotels, and we will provide updates as appropriate.

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FelCor Lodging Trust Incorporated Third Quarter 2015 Operating Results
October 27, 2015

Stock Repurchase Program
Our Board has approved a stock repurchase program. Under the new stock repurchase program, we may repurchase up to $100 million of our common stock over the next two years. Under the program, we would repurchase shares from time to time in transactions on the open market, in privately-negotiated transactions or by other means, including Rule 10b5-1 trading plans, in accordance with applicable securities laws and other restrictions. There is no guaranty as to the number of shares that will be repurchased (if any), and we may extend, suspend or discontinue our repurchase program at any time without notice at our discretion. Repurchased shares will be re-designated as authorized but unissued.
Balance Sheet
As of September 30, 2015, we had $1.4 billion of consolidated debt bearing a 5.2% weighted average interest rate and an eight-year weighted-average maturity. We had $56.9 million of cash and cash equivalents and $24.7 million of restricted cash, of which $6.3 million secured our Knickerbocker construction loan.
“With the portfolio and balance sheet transformation completed, our financial condition is in great shape. We are on track to meet our leverage goal by the end of next year, as the Wyndham portfolio and Knickerbocker stabilize. Our leverage will improve further with the contemplated opportunistic asset sales. During 2015, we significantly reduced our cost of debt, mitigated rising interest rate risk and further staggered our already exceptional maturity profile. We have no material debt maturing until 2020 and a weighted average debt maturity of 2023. Our weighted-average cost of debt is approximately 110 basis points lower than at December 31, 2013. We now have 18 unencumbered properties,” said Michael C. Hughes, Executive Vice President and Chief Financial Officer of FelCor.
Common Dividend
During the third quarter, we declared a $0.04 per share common stock dividend, which will be paid in October. Our Board of Directors will determine future quarterly common stock dividends based on funds available for distribution, reinvestment opportunities within our portfolio and taxable income, among other things.
Capital Expenditures
During the third quarter, we invested $11.5 million in capital improvements at our hotels (excluding The Knickerbocker, in which we invested $10.0 million during the quarter). During 2015, we plan to invest approximately $45 million in capital improvements and renovations, concentrated at five hotels, as part of our long-term capital plan. Please see page 12 of this release for more detail on renovations.

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FelCor Lodging Trust Incorporated Third Quarter 2015 Operating Results
October 27, 2015

Outlook and The Knickerbocker Update
We have lowered our EBITDA guidance by $6.0 million (mid-point) to account for lower than expected August results and updated Knickerbocker operations. Our same-store RevPAR expectations for the fourth quarter remain unchanged.

Our updated forecast for The Knickerbocker primarily reflects strict inventory control that is necessary to maintain rate integrity. After successful revenue management changes in early September, ADR is trending within our expectations. Since Labor Day, ADR has been roughly $500, and we will maintain this aggressive rate positioning going forward. We continue to expect that the hotel will meet or exceed our stabilized forecast.

Our outlook assumes EBITDA for the Wyndham hotels equals the aggregate amounts guaranteed by Wyndham for the year.

For the year, we expect:

•	RevPAR for same-store hotels will increase 8.75 - 9.0%;

•	Adjusted EBITDA will be $236.5 million - 240.5 million;

•	Adjusted FFO per share will be $0.83 - 0.86;

•	Net loss attributable to FelCor will be $5.3 million - 1.3 million; and

•	Interest expense, including our pro rata share from joint ventures, will be approximately $80.0 million.
The following table reconciles our Adjusted EBITDA outlook (in millions):

	Low	Middle	High
Current Adjusted EBITDA (40 hotels)	$228.0	$230.0	$232.0
2015 EBITDA of non-strategic hotels(a)	8.5	8.5	8.5
2015 Adjusted EBITDA	$236.5	$238.5	$240.5

(a)	Adjusted EBITDA for the non-strategic hotels from January 1, 2015 through the hotels’ respective sale dates.

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FelCor Lodging Trust Incorporated Third Quarter 2015 Operating Results
October 27, 2015

About FelCor
FelCor Lodging Trust Incorporated, a real estate investment trust (REIT), owns a diversified portfolio of primarily upper-upscale and luxury hotels that are located in major urban and resort markets throughout the U.S.  FelCor partners with top hotel companies that operate its properties under globally renowned names and as premier independent hotels. Additional information can be found on the Company’s website at www.felcor.com.
We invite you to listen to our third quarter earnings Conference Call on Tuesday, October 27, 2015 at 11:00 a.m. (Central Time). The conference call will be webcast simultaneously on FelCor’s website at www.felcor.com. Interested investors and other parties who wish to access the call can go to FelCor’s website and click on the conference call microphone icon on the “Investor Relations” page. The conference call replay will also be archived on the Company’s website.

With the exception of historical information, the matters discussed in this news release include “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties, and the occurrence of future events, may cause actual results to differ materially from those anticipated at the time the forward-looking statements are made. Current economic circumstances or an economic slowdown and the impact on the lodging industry, operating risks associated with the hotel business, relationships with our property managers, risks associated with our level of indebtedness and our ability to meet debt covenants in our debt agreements, our ability to complete acquisitions, dispositions and debt refinancing, the availability of capital, the impact on the travel industry from security precautions, our ability to continue to qualify as a Real Estate Investment Trust for federal income tax purposes and numerous other factors may affect future results, performance and achievements. Certain of these risks and uncertainties are described in greater detail in our filings with the Securities and Exchange Commission. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially. We undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in our expectations.
Contact:
Stephen A. Schafer, Senior Vice President
(972) 444-4912     sschafer@felcor.com

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FelCor Lodging Trust Incorporated Third Quarter 2015 Operating Results
October 27, 2015

SUPPLEMENTAL INFORMATION

INTRODUCTION

The following information is presented in order to help our investors understand FelCor’s financial position as of and for the three and nine months ended September 30, 2015.

(a)
Our consolidated statements of operations and balance sheets have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted. The consolidated statements of operations and balance sheets should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent Annual Report on Form 10-K.

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FelCor Lodging Trust Incorporated Third Quarter 2015 Operating Results
October 27, 2015

Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Revenues:
Hotel operating revenue:
Room	$177,378	$185,969	$521,750	$556,036
Food and beverage	34,370	34,287	116,365	119,543
Other operating departments	11,726	12,193	34,693	36,171
Other revenue	1,678	1,607	7,142	3,170
Total revenues	225,152	234,056	679,950	714,920
Expenses:
Hotel departmental expenses:
Room	44,485	48,348	131,419	145,666
Food and beverage	29,457	28,667	91,431	92,920
Other operating departments	4,572	5,716	13,352	17,296
Other property related costs	55,893	59,441	170,579	183,931
Management and franchise fees	9,138	9,632	27,425	28,805
Taxes, insurance and lease expense	12,716	19,053	43,933	69,276
Corporate expenses	4,672	6,442	19,775	21,914
Depreciation and amortization	28,988	28,523	85,510	87,206
Impairment loss	20,861	—	20,861	—
Other expenses	5,807	9,746	11,446	13,874
Total operating expenses	216,589	215,568	615,731	660,888
Operating income	8,563	18,488	64,219	54,032
Interest expense, net	(19,602)	(21,922)	(59,361)	(71,644)
Debt extinguishment	(13)	(4,730)	(30,909)	(4,763)
Gain on sale of investment in unconsolidated entities, net	—	30,184	—	30,184
Gain from remeasurement of unconsolidated entities	—	20,733	—	20,733
Other gains, net	—	—	166	100
Income (loss) before equity in income from unconsolidated entities	(11,052)	42,753	(25,885)	28,642
Equity in income from unconsolidated entities	321	1,347	7,983	4,756
Income (loss) from continuing operations before income tax expense	(10,731)	44,100	(17,902)	33,398
Income tax expense	(1,054)	(78)	(1,392)	(480)
Income (loss) from continuing operations	(11,785)	44,022	(19,294)	32,918
Income (loss) from discontinued operations	498	(8)	419	132
Income (loss) before gain on sale of property	(11,287)	44,014	(18,875)	33,050
Gain on sale of property, net	3,154	29,556	19,491	50,639
Net income (loss)	(8,133)	73,570	616	83,689
Net loss (income) attributable to noncontrolling interests in other partnerships	227	(646)	(4,405)	(830)
Net loss (income) attributable to redeemable noncontrolling interests in FelCor LP	61	(185)	150	(135)
Preferred distributions - consolidated joint venture	(363)	(348)	(1,070)	(870)
Net income (loss) attributable to FelCor	(8,208)	72,391	(4,709)	81,854
Preferred dividends	(6,279)	(9,678)	(23,860)	(29,034)
Redemption of preferred stock	—	—	(6,096)	—
Net income (loss) attributable to FelCor common stockholders	$(14,487)	$62,713	$(34,665)	$52,820
Basic per common share data:
Income (loss) from continuing operations	$(0.10)	$0.50	$(0.26)	$0.42
Net income (loss)	$(0.10)	$0.50	$(0.26)	$0.43
Basic weighted average common shares outstanding	142,982	124,168	136,009	124,159
Diluted per common share data:
Income (loss) from continuing operations	$(0.10)	$0.50	$(0.26)	$0.42
Net income (loss)	$(0.10)	$0.50	$(0.26)	$0.42
Diluted weighted average common shares outstanding	142,982	125,526	136,009	125,289

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FelCor Lodging Trust Incorporated Third Quarter 2015 Operating Results
October 27, 2015

Consolidated Balance Sheets
(in thousands)

	September 30,	December 31,
	2015	2014
Assets
Investment in hotels, net of accumulated depreciation of $880,002 and $850,687 at September 30, 2015 and December 31, 2014, respectively	$1,694,066	$1,599,791
Hotel development	48,655	297,466
Investment in unconsolidated entities	10,938	15,095
Hotels held for sale	—	47,145
Cash and cash equivalents	56,911	47,147
Restricted cash	24,701	20,496
Accounts receivable, net of allowance for doubtful accounts of $230 and $241 at September 30, 2015 and December 31, 2014, respectively	37,085	27,805
Deferred expenses, net of accumulated amortization of $6,864 and $17,111 at September 30, 2015 and December 31, 2014, respectively	25,240	25,827
Other assets	16,574	23,886
Total assets	$1,914,170	$2,104,658
Liabilities and Equity
Debt	$1,418,632	$1,585,867
Distributions payable	12,450	13,827
Accrued expenses and other liabilities	132,321	135,481
Total liabilities	1,563,403	1,735,175
Commitments and contingencies
Redeemable noncontrolling interests in FelCor LP, 611 units issued and outstanding at September 30, 2015 and December 31, 2014	4,323	6,616
Equity:
Preferred stock, $0.01 par value, 20,000 shares authorized:
Series A Cumulative Convertible Preferred Stock, 12,879 shares, liquidation value of $321,987, issued and outstanding at September 30, 2015 and December 31, 2014	309,337	309,337
Series C Cumulative Redeemable Preferred Stock, 68 shares, liquidation value of $169,950, issued and outstanding at December 31, 2014	—	169,412
Common stock, $0.01 par value, 200,000 shares authorized; 143,382 and 124,605 shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively	1,434	1,246
Additional paid-in capital	2,566,123	2,353,666
Accumulated deficit	(2,582,726)	(2,530,671)
Total FelCor stockholders’ equity	294,168	302,990
Noncontrolling interests in other partnerships	9,090	18,435
Preferred equity in consolidated joint venture, liquidation value of $43,926 and $42,094 at September 30, 2015 and December 31, 2014, respectively	43,186	41,442
Total equity	346,444	362,867
Total liabilities and equity	$1,914,170	$2,104,658

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FelCor Lodging Trust Incorporated Third Quarter 2015 Operating Results
October 27, 2015

Consolidated Debt Summary
(dollars in thousands)

	Encumbered Hotels	Interest Rate (%)	Maturity Date	September 30, 2015	December 31, 2014
Senior unsecured notes	—	6.00	June 2025	$475,000	$—
Senior secured notes	9	5.625	March 2023	525,000	525,000
Mortgage debt(a)	4	4.95	October 2022	122,923	124,278
Mortgage debt	1	4.94	October 2022	30,848	31,228
Line of credit	7	LIBOR + 2.75	June 2019(b)	200,000	—
The Knickerbocker loan:(c)
Construction tranche	1	LIBOR + 4.00	May 2016	58,562	58,562
Cash collateralized tranche	—	LIBOR + 1.25	May 2016	6,299	6,299
Retired debt	—	—	—	—	840,500
Total	22			$1,418,632	$1,585,867

(a)	This debt is comprised of separate non-cross-collateralized loans each secured by a mortgage of a single hotel.

(b)	Our $400 million line of credit can be extended for one year (to 2020), subject to satisfying certain conditions.

(c)	This construction loan (total capacity of $85.0 million) was obtained to finance the redevelopment of The Knickerbocker, and can be extended for one year subject to satisfying certain conditions.

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FelCor Lodging Trust Incorporated Third Quarter 2015 Operating Results
October 27, 2015

Schedule of Encumbered Hotels
(dollars in millions)

Consolidated	September 30, 2015
Debt	Balance	Encumbered Hotels
Senior secured notes (5.625%)	$525
Atlanta Buckhead - ES, Boston Marlboro - ES, Burlington - SH, Dallas Love Field - ES, Milpitas - ES, Myrtle Beach Resort - HIL, Orlando South - ES, Philadelphia Society Hill - SH and SF South San Francisco - ES

Mortgage debt	$27	Napa Valley - ES
Mortgage debt	$35	Ft. Lauderdale - ES
Mortgage debt	$23	Birmingham - ES
Mortgage debt	$38	Minneapolis Airport - ES
Mortgage debt	$31	Deerfield Beach - ES
Line of credit	$200	Austin - DTG, Boston Copley - FM, Charleston Mills House - WYN, LA LAX S - ES, Santa Monica at the Pier - WYN, SF Union Square - MAR and St. Petersburg Vinoy - REN
Construction loan	$65	The Knickerbocker

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FelCor Lodging Trust Incorporated Third Quarter 2015 Operating Results
October 27, 2015

Capital Expenditures
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Improvements and additions to majority-owned hotels	$10,222	$17,515	$35,979	$65,547
Partners’ pro rata share of additions to consolidated joint venture hotels	(5)	(21)	(30)	(280)
Pro rata share of additions to unconsolidated hotels	1,288	480	2,561	1,884
Total additions to hotels(a)	$11,505	$17,974	$38,510	$67,151

(a)	Includes capitalized interest, property taxes, property insurance, ground leases and certain employee costs.
Hotels Under Renovation During 2015

	Primary Areas	Start Date	End Date
Myrtle Beach - HLT	meeting space, new F&B outlet	Dec-2014	Feb-2015
LAX- ES(a)	public areas, F&B, meeting space	Feb-2014	May-2015
Nashville - HI	guestrooms, public areas, F&B	Aug-2014	July-2015
New Orleans - French Quarter Chateau Lemoyne - HI	guestrooms, public areas, exterior	May-2015	Dec-2015
Vinoy Resort & Golf Club - REN	meeting space, F&B, golf shop	Nov-2015	Jan-2016

(a)	Guestrooms renovation completed in 2013.

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FelCor Lodging Trust Incorporated Third Quarter 2015 Operating Results
October 27, 2015

Supplemental Financial Data
(in thousands, except per share data)

	September 30,	December 31,
Total Enterprise Value	2015	2014
Common shares outstanding	143,382	124,605
Units outstanding	611	611
Combined shares and units outstanding	143,993	125,216
Common stock price	$7.07	$10.82
Market capitalization	$1,018,031	$1,354,837
Series A preferred stock(a)	309,337	309,337
Series C preferred stock(a)	—	169,412
Preferred equity - Knickerbocker joint venture, net(b)	41,027	39,370
Consolidated debt(b)	1,418,632	1,585,867
Noncontrolling interests of consolidated debt	(2,928)	(2,928)
Pro rata share of unconsolidated debt	11,497	17,096
Hotel development(c)	(48,655)	(297,466)
Cash, cash equivalents and restricted cash(d)	(81,612)	(67,643)
Total enterprise value (TEV)	$2,665,329	$3,107,882

(a)	Book value based on issue price.

(b)	Book value based on issue price, net of noncontrolling interest.

(c)	A portion of the Knickerbocker investment was placed in service during the first nine months of 2015.

(d)	Restricted cash includes $6.3 million of cash fully securing $6.3 million of outstanding debt assumed when we purchased The Knickerbocker.

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FelCor Lodging Trust Incorporated Third Quarter 2015 Operating Results
October 27, 2015

Hotel Portfolio Composition

Brand	Hotels	Rooms	2014 Hotel Operating Revenue (in thousands)	2014 Hotel EBITDA (in thousands)(a)
Embassy Suites Hotels	18	4,982	$282,866	$94,990
Wyndham and Wyndham Grand	8	2,528	125,354	43,122
Renaissance and Marriott	3	1,321	128,770	26,086
DoubleTree by Hilton and Hilton	3	802	45,383	15,483
Sheraton	2	673	39,639	10,622
Fairmont	1	383	53,451	10,010
Holiday Inn	2	968	51,511	8,966
Morgans and Royalton	2	285	33,895	3,314
Same-store hotels(b)	39	11,942	$760,869	$212,593

Market
San Francisco area	5	1,903	$139,692	$39,466
Boston	3	916	85,670	21,832
South Florida	3	923	55,561	17,007
Los Angeles	2	481	28,696	12,404
Myrtle Beach	2	640	41,149	12,218
Philadelphia	2	728	38,680	9,630
Tampa	1	361	49,358	9,301
New York area	3	546	48,456	7,259
Other markets	18	5,444	273,607	83,476
Same-store hotels(b)	39	11,942	$760,869	$212,593

Location
Urban	17	5,310	$360,177	$97,584
Resort	9	2,733	203,370	51,679
Airport	8	2,621	136,144	43,204
Suburban	5	1,278	61,178	20,126
Same-store hotels(b)	39	11,942	$760,869	$212,593

(a)	Hotel EBITDA is more fully described on page 25.

(b)	Excludes The Knickerbocker, which opened in February 2015.

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FelCor Lodging Trust Incorporated Third Quarter 2015 Operating Results
October 27, 2015

Hotel Operating Statistics by Brand

	Occupancy (%)
	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2015	2014	%Variance	2015	2014	%Variance
Embassy Suites Hotels	82.9	81.5	1.7	82.4	80.0	3.0
Wyndham and Wyndham Grand	79.4	78.9	0.7	76.5	73.1	4.7
Renaissance and Marriott	68.7	70.0	(1.9)	73.8	74.0	(0.3)
DoubleTree by Hilton and Hilton	85.0	81.9	3.8	78.9	76.4	3.2
Sheraton	77.1	79.1	(2.4)	71.2	70.4	1.1
Fairmont	86.7	85.0	2.1	77.6	75.9	2.3
Holiday Inn	84.6	86.5	(2.2)	78.9	78.8	0.2
Morgans and Royalton	89.5	89.8	(0.4)	83.8	86.8	(3.4)
Same-store hotels (39)(a)	80.8	80.3	0.7	78.9	77.0	2.5
	ADR ($)
	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2015	2014	%Variance	2015	2014	%Variance
Embassy Suites Hotels	177.63	167.65	6.0	176.27	165.46	6.5
Wyndham and Wyndham Grand	179.78	160.19	12.2	175.91	157.44	11.7
Renaissance and Marriott	217.22	207.35	4.8	235.17	224.11	4.9
DoubleTree by Hilton and Hilton	162.11	155.89	4.0	162.91	157.57	3.4
Sheraton	151.89	153.46	(1.0)	147.80	146.57	0.8
Fairmont	337.92	319.97	5.6	323.51	303.03	6.8
Holiday Inn	205.51	192.61	6.7	180.62	164.50	9.8
Morgans and Royalton	290.70	294.02	(1.1)	281.49	296.60	(5.1)
Same-store hotels (39)(a)	190.19	179.06	6.2	187.60	176.37	6.4
	RevPAR ($)
	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2015	2014	%Variance	2015	2014	%Variance
Embassy Suites Hotels	147.22	136.57	7.8	145.18	132.36	9.7
Wyndham and Wyndham Grand	142.70	126.31	13.0	134.62	115.10	17.0
Renaissance and Marriott	149.30	145.21	2.8	173.45	165.75	4.6
DoubleTree by Hilton and Hilton	137.82	127.71	7.9	128.53	120.46	6.7
Sheraton	117.15	121.31	(3.4)	105.22	103.23	1.9
Fairmont	293.13	271.87	7.8	251.11	230.03	9.2
Holiday Inn	173.83	166.52	4.4	142.57	129.55	10.1
Morgans and Royalton	260.12	264.03	(1.5)	235.84	257.33	(8.4)
Same-store hotels (39)(a)	153.70	143.71	7.0	148.05	135.85	9.0

(a)	Excludes The Knickerbocker, which opened in February 2015.

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FelCor Lodging Trust Incorporated Third Quarter 2015 Operating Results
October 27, 2015

Hotel Operating Statistics by Market

	Occupancy (%)
	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2015	2014	%Variance	2015	2014	%Variance
San Francisco area	90.7	90.4	0.3	87.3	82.6	5.7
Boston	86.4	86.1	0.4	78.8	77.7	1.5
South Florida	79.3	76.4	3.8	85.4	84.1	1.6
Los Angeles	85.9	86.0	(0.1)	83.7	84.6	(1.1)
Myrtle Beach	87.8	87.9	(0.2)	73.3	70.8	3.5
Philadelphia	73.2	77.2	(5.1)	66.8	69.9	(4.4)
Tampa	77.3	74.2	4.2	83.4	81.7	2.1
New York area	85.4	86.9	(1.7)	80.2	82.2	(2.4)
Other markets	76.2	75.1	1.4	76.3	74.0	3.2
Same-store hotels (39)(a)	80.8	80.3	0.7	78.9	77.0	2.5
	ADR ($)
	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2015	2014	%Variance	2015	2014	%Variance
San Francisco area	249.58	235.29	6.1	225.67	210.81	7.0
Boston	275.74	254.94	8.2	256.50	235.23	9.0
South Florida	130.71	123.87	5.5	170.85	161.23	6.0
Los Angeles	212.65	191.06	11.3	190.69	174.46	9.3
Myrtle Beach	191.85	185.24	3.6	165.58	163.72	1.1
Philadelphia	166.50	143.71	15.9	167.00	143.55	16.3
Tampa	173.53	167.93	3.3	213.32	197.24	8.2
New York area	242.71	243.04	(0.1)	237.74	246.95	(3.7)
Other markets	155.47	146.42	6.2	161.05	151.82	6.1
Same-store hotels (39)(a)	190.19	179.06	6.2	187.60	176.37	6.4
	RevPAR ($)
	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2015	2014	%Variance	2015	2014	%Variance
San Francisco area	226.30	212.62	6.4	196.94	174.03	13.2
Boston	238.17	219.42	8.5	202.09	182.66	10.6
South Florida	103.68	94.67	9.5	145.95	135.60	7.6
Los Angeles	182.71	164.31	11.2	159.70	147.66	8.2
Myrtle Beach	168.42	162.89	3.4	121.32	115.85	4.7
Philadelphia	121.91	110.90	9.9	111.57	100.34	11.2
Tampa	134.20	124.61	7.7	177.95	161.08	10.5
New York area	207.29	211.13	(1.8)	190.71	203.05	(6.1)
Other markets	118.46	110.01	7.7	122.95	112.30	9.5
Same-store hotels (39)(a)	153.70	143.71	7.0	148.05	135.85	9.0

(a)	Excludes The Knickerbocker, which opened in February 2015.

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FelCor Lodging Trust Incorporated Third Quarter 2015 Operating Results
October 27, 2015

Historical Quarterly Operating Statistics

	Occupancy (%)
	Q3 2014	Q4 2014	Q1 2015	Q2 2015	Q3 2015
Same-store hotels (39)(a)	80.3	72.0	74.7	81.1	80.8

	ADR ($)
	Q3 2014	Q4 2014	Q1 2015	Q2 2015	Q3 2015
Same-store hotels (39)(a)	179.06	175.83	181.65	190.42	190.19

	RevPAR ($)
	Q3 2014	Q4 2014	Q1 2015	Q2 2015	Q3 2015
Same-store hotels (39)(a)	143.71	126.57	135.78	154.48	153.70

(a)	Excludes The Knickerbocker, which opened in February 2015.

Non-GAAP Financial Measures
We refer in this release to certain “non-GAAP financial measures.” These measures, including FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Same-store Adjusted EBITDA, Hotel EBITDA and Hotel EBITDA margin, are measures of our financial performance that are not calculated and presented in accordance with generally accepted accounting principles (“GAAP”). The following tables reconcile each of these non-GAAP measures to the most comparable GAAP financial measure. Immediately following the reconciliations, we include a discussion of why we believe these measures are useful supplemental measures of our performance and the limitations of such measures.

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FelCor Lodging Trust Incorporated Third Quarter 2015 Operating Results
October 27, 2015

Reconciliation of Net Income (Loss) to FFO and Adjusted FFO
(in thousands, except per share data)

	Three Months Ended September 30,
	2015			2014
	Dollars	Shares	Per Share Amount	Dollars	Shares	Per Share Amount
Net income (loss)	$(8,133)			$73,570
Noncontrolling interests	288			(831)
Preferred dividends	(6,279)			(9,678)
Preferred distributions - consolidated joint venture	(363)			(348)
Net income (loss) attributable to FelCor common stockholders	(14,487)			62,713
Less: Dividends declared on unvested restricted stock	(13)			(2)
Less: Undistributed earnings allocated to unvested restricted stock	—			(48)
Basic earnings per share data	(14,500)	142,982	$(0.10)	62,663	124,168	$0.50
Restricted stock units	—	—	—	—	1,358	—
Diluted earnings per share data	(14,500)	142,982	(0.10)	62,663	125,526	0.50
Depreciation and amortization	28,988	—	0.21	28,523	—	0.23
Depreciation, unconsolidated entities and other partnerships	471	—	—	1,021	—	0.01
Gain on sale of hotels, net of noncontrolling interests in other partnerships	(3,682)	—	(0.03)	(28,410)	—	(0.23)
Gain on sale of investment in unconsolidated entities, net	—	—	—	(30,184)	—	(0.24)
Gain from remeasurement of unconsolidated entities	—	—	—	(20,733)	—	(0.17)
Impairment loss	20,861	—	0.15	—	—	—
Noncontrolling interests in FelCor LP	(61)	611	(0.01)	185	613	—
Dividends declared on unvested restricted stock	13	—	—	2	—	—
Undistributed earnings allocated to unvested restricted stock	—	—	—	48	—	—
Conversion of unvested restricted stock and units	—	1,205	—	—	26	—
FFO	32,090	144,798	0.22	13,115	126,165	0.10
Debt extinguishment	14	—	—	4,566	—	0.04
Debt extinguishment, unconsolidated entities	—	—	—	155	—	—
Contract dispute contingency	—	—	—	5,850	—	0.05
Severance costs	3,624	—	0.03	426	—	—
Variable stock compensation	(1,086)	—	(0.01)	201	—	—
Pre-opening costs, net of noncontrolling interests	1,079	—	0.01	2,346	—	0.02
Adjusted FFO	$35,721	144,798	$0.25	$26,659	126,165	$0.21

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FelCor Lodging Trust Incorporated Third Quarter 2015 Operating Results
October 27, 2015

Reconciliation of Net Income to FFO and Adjusted FFO
(in thousands, except per share data)

	Nine Months Ended September 30,
	2015				2014
	Dollars	Shares		Per Share Amount	Dollars	Shares		Per Share Amount
Net income	$616				$83,689
Noncontrolling interests	(4,255)				(965)
Preferred distributions - consolidated joint venture	(1,070)				(870)
Redemption of preferred stock	(6,096)				—
Preferred dividends	(23,860)				(29,034)
Net loss attributable to FelCor common stockholders	(34,665)				52,820
Less: Dividends declared on unvested restricted stock	(40)				(5)
Less: Undistributed earnings allocated to unvested restricted stock	—				(18)
Basic earnings per share data	(34,705)	136,009		$(0.26)	52,797	124,159		$0.43
Restricted stock units	—	—		—	—	1,130		(0.01)
Diluted earnings per share data	(34,705)	136,009		(0.26)	52,797	125,289		0.42
Depreciation and amortization	85,510	—	—	0.63	87,206	—	—	0.70
Depreciation, discontinued operations and unconsolidated entities	1,730	—		0.01	6,395	—		0.05
Gain on sale of investment in unconsolidated entities, net	—	—		—	(30,184)	—		(0.24)
Gain from remeasurement of unconsolidated entities	—	—		—	(20,733)	—		(0.17)
Other gains, net	(100)	—		—	(100)	—		—
Impairment loss	20,861	—		0.15	—	—		—
Gain on sale of hotel in unconsolidated entity	(7,113)	—		(0.05)	—	—		—
Gain on sale of hotels, net of noncontrolling interests in other partnerships	(14,931)	—		(0.11)	(49,771)	—		(0.40)
Noncontrolling interests in FelCor LP	(150)	611		—	135	615		—
Dividends declared on unvested restricted stock	40	—		—	5	—		—
Conversion of unvested restricted stock and units	—	1,173		—	18	12		—
FFO	51,142	137,793		0.37	45,768	125,916		0.36
Debt extinguishment, including discontinued operations, net of noncontrolling interests	30,909	—		0.22	4,843	—		0.04
Debt extinguishment, unconsolidated entities	330	—		—	155	—		—
Contract dispute contingency	—	—		—	5,850	—		0.05
Severance costs	3,624	—		0.03	829	—		0.01
Variable stock compensation	(161)	—		—	1,620	—		0.01
Redemption of preferred stock	6,096	—		0.04	—	—		—
Contract dispute recovery	(3,717)	—		(0.03)	—	—		—
Pre-opening costs, net of noncontrolling interests	5,125	—		0.05	4,605	—		0.04
Adjusted FFO	$93,348	137,793		$0.68	$63,670	125,916		$0.51

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FelCor Lodging Trust Incorporated Third Quarter 2015 Operating Results
October 27, 2015

Reconciliation of Net Income (Loss) to EBITDA, Adjusted EBITDA and Same-store Adjusted EBITDA
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Net income (loss)	$(8,133)	$73,570	$616	$83,689
Depreciation and amortization	28,988	28,523	85,510	87,206
Depreciation, unconsolidated entities and other partnerships	471	1,021	1,730	6,395
Interest expense	19,608	21,935	59,379	71,685
Interest expense, discontinued operations and unconsolidated entities	96	290	439	1,681
Income taxes	1,392	—	1,392	—
Noncontrolling interests in other partnerships	227	(646)	(4,405)	(830)
EBITDA	42,649	124,693	144,661	249,826
Impairment loss	20,861	—	20,861	—
Debt extinguishment, including discontinued operations, net of noncontrolling interests	14	4,566	30,909	4,843
Debt extinguishment, unconsolidated entities	—	155	330	155
Gain on sale of hotel in unconsolidated entity	—	—	(7,113)	—
Gain on sale of hotels, net of noncontrolling interests in other partnerships	(3,682)	(28,410)	(14,931)	(49,771)
Gain on sale of investment in unconsolidated entities, net	—	(30,184)	—	(30,184)
Gain from remeasurement of unconsolidated entities	—	(20,733)	—	(20,733)
Other gains, net	—	—	(100)	(100)
Contract dispute contingency	—	5,850	—	5,850
Amortization of fixed stock and directors’ compensation	1,652	2,198	5,214	4,490
Severance costs	3,624	426	3,624	829
Variable stock compensation	(1,086)	201	(161)	1,620
Contract dispute recovery	—	—	(3,717)	—
Pre-opening costs, net of noncontrolling interests	1,079	2,346	5,125	4,605
Adjusted EBITDA	65,111	61,108	184,702	171,430
Adjusted EBITDA from hotels disposed, held for sale and recently opened	(1,604)	(5,820)	(6,867)	(22,424)
Same-store Adjusted EBITDA	$63,507	$55,288	$177,835	$149,006

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FelCor Lodging Trust Incorporated Third Quarter 2015 Operating Results
October 27, 2015

Hotel EBITDA and Hotel EBITDA Margin
(dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Same-store operating revenue:
Room	$168,862	$157,888	$482,670	$442,871
Food and beverage	32,281	30,419	110,534	100,966
Other operating departments	11,628	11,190	33,848	31,995
Same-store operating revenue(a)	212,771	199,497	627,052	575,832
Same-store operating expense:
Room	41,821	40,378	120,030	114,918
Food and beverage	26,977	25,507	85,075	79,004
Other operating departments	4,536	5,152	13,005	15,120
Other property related costs	52,794	49,030	155,368	143,380
Management and franchise fees	8,800	8,108	25,340	22,494
Taxes, insurance and lease expense	10,904	13,057	37,155	38,232
Same-store operating expense(a)	145,832	141,232	435,973	413,148
Hotel EBITDA	$66,939	$58,265	$191,079	$162,684
Hotel EBITDA Margin	31.5%	29.2%	30.5%	28.3%

(a)	Excludes The Knickerbocker, which opened in February 2015.

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FelCor Lodging Trust Incorporated Third Quarter 2015 Operating Results
October 27, 2015

Reconciliation of Same-store Operating Revenue and Same-store Operating Expense to Total Revenue, Total Operating Expense and Operating Income
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Same-store operating revenue	$212,771	$199,497	$627,052	$575,832
Other revenue	1,678	1,607	7,142	3,170
Revenue from hotels disposed, held for sale and recently opened(a)	10,703	32,952	45,756	135,918
Total revenue	225,152	234,056	679,950	714,920
Same-store operating expense	145,832	141,232	435,973	413,148
Consolidated hotel lease expense(b)	1,524	5,537	5,762	29,224
Unconsolidated taxes, insurance and lease expense	(168)	(994)	(1,681)	(5,347)
Corporate expenses	4,672	6,442	19,775	21,914
Depreciation and amortization	28,988	28,523	85,510	87,206
Impairment loss	20,861	—	20,861	—
Expenses from hotels disposed, held for sale and recently opened(a)	9,073	25,082	38,085	100,869
Other expenses	5,807	9,746	11,446	13,874
Total operating expense	216,589	215,568	615,731	660,888
Operating income	$8,563	$18,488	$64,219	$54,032

(a)
Under GAAP, we include the operating performance for disposed, held for sale and recently opened hotels in continuing operations in our Consolidated Statements of Operations. However, for purposes of our Non-GAAP reporting metrics, we have excluded the results of these hotels to provide a meaningful same-store comparison.

(b)
Consolidated hotel lease expense represents the percentage lease expense of our 51% owned operating lessees. The offsetting percentage lease revenue is included in equity in income from unconsolidated entities.

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FelCor Lodging Trust Incorporated Third Quarter 2015 Operating Results
October 27, 2015

Reconciliation of Forecasted Net Loss Attributable to FelCor to Forecasted Adjusted FFO
and Adjusted EBITDA
(in millions, except per share data)

	Full Year 2015 Guidance
	Low		High
	Dollars	Per Share Amount(a)	Dollars	Per Share Amount(a)
Net loss attributable to FelCor(b)	$(5.3)		$(1.3)
Redemption of preferred stock	(6.1)		(6.1)
Preferred dividends	(30.1)		(30.1)
Net loss attributable to FelCor common stockholders	(41.5)	$(0.30)	(37.5)	$(0.27)
Gains on hotel sales, net(b)	(22.5)		(22.5)
Depreciation(c)	117.0		117.0
Impairment loss	20.9		20.9
FFO	$73.9	$0.53	$77.9	$0.56
Pre-opening costs	5.1		5.1
Redemption of preferred stock	6.1		6.1
Contract dispute recovery	(3.7)		(3.7)
Variable stock compensation	(0.2)		(0.2)
Severance costs	3.6		3.6
Debt extinguishment	31.2		31.2
Adjusted FFO	$116.0	$0.83	$120.0	$0.86

Net loss attributable to FelCor(b)	$(5.3)		$(1.3)
Depreciation(c)	117.0		117.0
Interest expense(c)	80.0		80.0
Income taxes	2.0		2.0
Preferred distributions - consolidated joint venture	1.4		1.4
Noncontrolling interests in other partnerships	(0.2)		(0.2)
EBITDA	$194.9		$198.9
Amortization of stock compensation	7.1		7.1
Gains on hotel sales, net(b)	(22.5)		(22.5)
Impairment loss	20.9		20.9
Pre-opening costs	5.1		5.1
Contract dispute recovery	(3.7)		(3.7)
Variable stock compensation	(0.2)		(0.2)
Debt extinguishment	31.3		31.3
Severance costs	3.6		3.6
Adjusted EBITDA	$236.5		$240.5

(a)	Weighted average shares are 139.7 million.

(b)	Excludes any gains or losses on future asset or capital transactions.

(c)	Includes pro rata portion of unconsolidated entities.

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FelCor Lodging Trust Incorporated Third Quarter 2015 Operating Results
October 27, 2015

Substantially all of our non-current assets consist of real estate. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider supplemental measures of performance, which are not measures of operating performance under GAAP, to be helpful in evaluating a real estate company’s operations. These supplemental measures are not measures of operating performance under GAAP. However, we consider these non-GAAP measures to be supplemental measures of a hotel REIT’s performance and should be considered along with, but not as an alternative to, net income (loss) attributable to FelCor as a measure of our operating performance.
FFO and EBITDA
The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income or loss attributable to parent (computed in accordance with GAAP), excluding gains or losses from sales of property, plus depreciation, amortization and impairment losses. FFO for unconsolidated partnerships and joint ventures are calculated on the same basis. We compute FFO in accordance with standards established by NAREIT. This may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do.
EBITDA is a commonly used measure of performance in many industries. We define EBITDA as net income or loss attributable to parent (computed in accordance with GAAP) plus interest expenses, income taxes, depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect EBITDA on the same basis.
Adjustments to FFO and EBITDA
We adjust FFO and EBITDA when evaluating our performance because management believes that the exclusion of certain additional items provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted FFO, and Adjusted EBITDA when combined with GAAP net income attributable to FelCor, EBITDA and FFO, is beneficial to an investor’s better understanding of our operating performance.

•
Gains and losses related to extinguishment of debt and interest rate swaps - We exclude gains and losses related to extinguishment of debt and interest rate swaps from FFO and EBITDA because we believe that it is not indicative of ongoing operating performance of our hotel assets. This also represents an acceleration of interest expense or a reduction of interest expense, and interest expense is excluded from EBITDA.

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FelCor Lodging Trust Incorporated Third Quarter 2015 Operating Results
October 27, 2015

•
Cumulative effect of a change in accounting principle - Infrequently, the Financial Accounting Standards Board promulgates new accounting standards that require the consolidated statements of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments in computing Adjusted FFO and Adjusted EBITDA because they do not reflect our actual performance for that period.

•
Other transaction costs - From time to time, we periodically incur costs that are not indicative of ongoing operating performance. Such costs include, but are not limited to, conversion costs, acquisition costs, pre-opening costs and severance costs. We exclude these costs from the calculation of Adjusted FFO and Adjusted EBITDA.

•
Variable stock compensation - We exclude the cost associated with our variable stock compensation. This cost is subject to volatility related to the price and dividends of our common stock that does not necessarily correspond to our operating performance.

In addition, to derive Adjusted EBITDA, we exclude gains or losses on the sale of depreciable assets and impairment losses because including them in EBITDA is inconsistent with reporting the ongoing performance of our remaining assets. Additionally, the gain or loss on sale of depreciable assets and impairment losses represents either accelerated depreciation or excess depreciation in previous periods, and depreciation is excluded from EBITDA. We also exclude the amortization of our fixed stock and directors’ compensation, which is included in corporate expenses and is not separately stated on our statements of operations. Excluding amortization of our fixed stock and directors’ compensation maintains consistency with the EBITDA definition.
Hotel EBITDA and Hotel EBITDA Margin
Hotel EBITDA and Hotel EBITDA margin are commonly used measures of performance in the hotel industry and give investors a more complete understanding of the operating results over which our individual hotels and brand/managers have direct control. We believe that Hotel EBITDA and Hotel EBITDA margin are useful to investors by providing greater transparency with respect to two significant measures that we use in our financial and operational decision-making. Additionally, using these measures facilitates comparisons with other hotel REITs and hotel owners. We present Hotel EBITDA and Hotel EBITDA margin in a manner consistent with Adjusted EBITDA, however, we also eliminate all revenues and expenses from continuing operations not directly associated with hotel operations, including other income and corporate-level expenses. We eliminate these additional items because we believe property-level results provide investors with supplemental information into the ongoing operational performance of our hotels and the effectiveness of management on a property-level basis. We also eliminate consolidated percentage rent paid to unconsolidated entities, which is effectively eliminated by noncontrolling interests and equity in income from unconsolidated subsidiaries, and include the cost of unconsolidated taxes, insurance and lease expense, to reflect the entire operating costs applicable to our consolidated hotels. Hotel EBITDA and Hotel EBITDA margins are presented on a same-store basis.

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FelCor Lodging Trust Incorporated Third Quarter 2015 Operating Results
October 27, 2015

Use and Limitations of Non-GAAP Measures
We use FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Same-store Adjusted EBITDA, Hotel EBITDA and Hotel EBITDA margin to evaluate the performance of our hotels and to facilitate comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital intensive companies. We use Hotel EBITDA and Hotel EBITDA margin in evaluating hotel-level performance and the operating efficiency of our hotel managers.
The use of these non-GAAP financial measures has certain limitations. As we present them, these non-GAAP financial measures may not be comparable to similar non-GAAP financial measures as presented by other real estate companies. These measures do not reflect certain expenses or expenditures that we incurred and will incur, such as depreciation, interest and capital expenditures. We compensate for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our reconciliations to the most comparable GAAP financial measures, and our consolidated statements of operations and cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.
These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

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